SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: September 9, 2003

Commission file number 000-28587

GLOBAL BUSINESS SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

DELAWARE	80-0048053
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

213 S. Robertson Blvd. Beverly Hills, CA. 90211

(Address of principal executive offices)

(310) 360-1215

Registrant's Telephone Number

N/A

Former Name or Former Address If Changed Since Last Report

ITEM 4(a). CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On September 9, 2003 the Company notified Malone & Bailey, PLLC (“Malone and Bailey”) that they were being terminated as the Company's independent auditors due to financial reasons.  The decision was approved by the Company’s board of directors.

Malone and Bailey performed the audit for the period ended June 30, 2001 and 2002.  Both of the former accountants’ reports for the last two fiscal years contained uncertainties as to the ability of the Company to continue as a going concern.  Neither contained any adverse opinion or a disclaimer of opinion, or was qualified.

During the Registrant’s two most recent fiscal years and during any subsequent interim period prior to the declination to stand for re-election as the Company’s independent auditors, there were no disagreements with Malone and Bailey with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

On September 10, 2003 the Company provided Malone and Bailey with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.  Such letter will be filed as an amendment to this report.

ITEM 4(b). CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 10, 2003, the Company's board of directors approved the engagement of the firm of Berkovits, Lago & Company, LLP located at 8211 West Broward Blvd Suite 340 Plantation, Florida 33324, as the Company's independent auditors. Such appointment was accepted by Jesus Lago of the firm.  During the Registrant’s two most recent fiscal years or any subsequent interim period prior to engaging Berkovits, Lago & Company, LLP, the Company, or someone on the Company’s behalf had not consulted Berkovits, Lago & Company, LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit

Number

Description

16.1                                                    Letter from Accountant*

*  To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BUSINESS SERVICES, Inc.

(Registrant)

Date: September 16, 2003

By:  /s/ Steven Thompson

Steven Thompson, President and Chief Executive Officer